SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

BAYLAKE CORP.

(Name of Registrant as Specified in Its Charter)

[COMPANY NAME]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

BAYLAKE CORP.

217 North Fourth Avenue
Sturgeon Bay, Wisconsin 54235

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2005

April 26, 2005

To Shareholders of Baylake Corp.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Baylake Corp. (“Baylake”), a Wisconsin corporation and registered bank holding company, will be held at Stone Harbor Resort & Conference Center, 107 North First Avenue, Sturgeon Bay, Wisconsin on Monday, June 6, 2005, at 7:00 p.m., for the purpose of considering and voting upon the following matters:

1.	The election of four (4) directors of Class II whose terms will expire in 2008. The Board of Directors’ nominees are named in the accompanying Proxy Statement.

2.	Such other business relating to the foregoing as may properly be brought before the meeting or any adjournment thereof.

The Baylake Corp. Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, and only holders of Common Stock of Baylake of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments thereof.

WE URGE YOU TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES. RETURN THE ENCLOSED PROXY PROMPTLY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

PROXY STATEMENT for ANNUAL MEETING OF SHAREHOLDERS of BAYLAKE CORP
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
Summary Compensation Table
Options/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year And Fiscal Year-End Option/SAR Values (1)
AUDIT, LEGAL & COMPLIANCE COMMITTEE CHARTER

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
BAYLAKE CORP.

General

     This Proxy Statement is being furnished to the shareholders of Baylake Corp. (“Baylake”) in connection with the solicitation of proxies on behalf of Baylake’s Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., local time, on Monday, June 6, 2005, at the Stone Harbor Resort & Conference Center, 107 North First Avenue, Sturgeon Bay, Wisconsin, and at any adjournment or postponement thereof (the “Annual Meeting”). Proxies are solicited to give all shareholders of record at the close of business on March 31, 2005 (the “Record Date”), an opportunity to vote on matters that come before the Annual Meeting. This Proxy Statement and enclosed proxy card are being mailed to the shareholders on or about May 2, 2005.

     At the Annual Meeting, Baylake shareholders will be asked to elect four (4) directors to serve as Class II directors, whose terms as directors will expire in 2008. This matter is described in detail herein. Baylake does not know of any matters, other than as described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Annual Meeting.

AS THE BOARD OF DIRECTORS BELIEVES SUCH ACTIONS TO BE IN THE BEST INTERESTS OF BAYLAKE AND ITS SHAREHOLDERS, THE BOARD OF DIRECTORS OF BAYLAKE UNANIMOUSLY RECOMMENDS:

•	a vote FOR each of the four nominees for Class II director,

Quorum

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Baylake Common entitled to vote shall constitute a quorum for all matters to be considered at the Annual Meeting. Abstentions and withholding of votes as to any proposal will not be counted as votes cast in favor of or against the proposal. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted as to any proposal (so-called broker non-votes) will not be counted as votes cast with respect to the proposal. Proxies marked as abstentions, withhold or as broker non-votes, however, will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors will determine the shares represented at the Annual Meeting and the validity of proxies and ballots, and will count all votes and ballots.

Voting

     The Baylake Common Stock (“Baylake Common”) is the only class of voting security of Baylake. As of the Record Date, 7,697,777 shares of Baylake Common were issued and outstanding. Each share of Baylake Common outstanding on the Record Date is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

     The voting requirements and procedures described below are based upon the provisions of the Wisconsin Business Corporation Law, Baylake’s charter documents and other requirements applicable to the matters to be voted upon at the Annual Meeting. All shares of Baylake Common represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked in the manner described below, will be voted in accordance with the instructions made on the proxy card. If no instructions are indicated, properly executed proxies will be voted FOR the election of the four director nominees named herein. If any of the nominees would decline or be unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee selected by the Board of Directors. In addition, if any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed proxy card will have the discretion to vote on such matters in accordance with their best judgment.

     Directors will be elected by a plurality of the votes of the shares of Baylake Common present in person or represented by proxy at the Annual Meeting. The four nominees receiving the most votes will be elected as Directors of Baylake, each to serve a three-year term. Only shares that are voted in favor of a particular nominee, including those voted for “all” nominees, will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy as to which the shareholder properly withheld authority to vote for the nominee (including broker non-votes) will not be counted toward the nominee’s achievement of a plurality.

Revocability of Proxies and Proxy Information

     Any shareholder submitting a proxy has the right to revoke the proxy at any time before it is voted at the Annual Meeting by (i) giving written notice of revocation (bearing a date later than the proxy) to the Secretary of Baylake, (ii) giving oral notice to the presiding officer during the Annual Meeting that the shareholder intends to vote in person, or (iii) submitting a later dated proxy. Attendance by a shareholder at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Daniel F. Maggle, Secretary, Baylake Corp., 217 N. Fourth Avenue, P.O. Box 9, Sturgeon Bay, WI 54235.

     The expense of preparing, printing and mailing this Proxy Statement and the solicitation of proxies at the Annual Meeting will be borne by Baylake. Baylake will reimburse brokers and others who are record holders of Baylake Common for the reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. In addition to solicitation by mail, directors, officers and employees of Baylake may solicit proxies by telephone, facsimile transmission or personal contact, but will receive no compensation for such services other than their regular compensation.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of Directors

     The only item to be acted upon at the Annual Meeting is the election of four directors to serve until the 2008 Annual Meeting of Shareholders. The Bylaws of Baylake provide for classification of the Board of Directors into three classes as nearly equal in number as practicable, each to serve staggered three-year terms, with the term of one class expiring each year. The Bylaws also provide that the Board may consist of not less than five (5) or more than seventeen (17) directors as shall be determined from year to year by the shareholders. The Board of Directors currently consists of eleven (11) directors, including four (4) Class II directors whose terms expire in 2005, three (3) Class III directors whose terms expire in 2006, and four (4) Class I directors, whose terms expire in 2007. The Board of Directors has nominated four (4) individuals named below for election as directors of Class II, to serve for terms expiring at the 2008 Annual Meeting of Shareholders and upon the election of their successors. All four of the nominees are currently directors of Baylake. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected, and no director, nominee or executive officer is related to any other director, nominee or executive officer by blood, marriage or adoption.

     Unless otherwise directed, proxies will be voted FOR the election of the four Class II director nominees. If any of the nominees would decline or be unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee to be designated by the Board of Directors.

     The following also sets forth information as to current directors of Baylake who will serve as directors for the indicated terms. Except as otherwise indicated, each of the directors has been employed in such director’s current occupation for at least five years. All of the directors of Baylake also serve as directors of Baylake Bank, Baylake’s principal operating subsidiary.

Nominees for Election as Class II Directors for Terms Expiring in 2008:

	Principal Occupation and	Director
Name and Age	Business Experience	Since
Robert W. Agnew (63) (2)(3)(6)	President & CEO, Peterson Industries, LLC	2001

George Delveaux, Jr. (62) (5)	Dairy Farmer	1981

Dee Geurts-Bengtson (52) (5)	Executive of Special Events, Green Bay Packers	2003

Joseph Morgan (62) (4)(5)	President of Mary Morgan, Inc. (printing), a Gannett Company	1995

Continuing Class III Directors Whose Terms Expire in 2006:

	Principal Occupation and	Director
Name and Age	Business Experience	Since
Ronald D. Berg (70) (1)(3)	Retired; formerly, Senior Vice President of Baylake Bank, retired more than 3 years.	1979

Richard A. Braun (62) (1)(2)(4)(5)	Vice Chairman of Baylake	1994

William C. Parsons (68) 1979 (1)(3)(4)	President of Palmer Johnson Enterprises (heavy equipment transmission distributor)

Continuing Class I Directors Whose Terms Expire in 2007:

	Principal Occupation and	Director
Name and Age	Business Experience	Since
John W. Bunda (70) (3)	Retired Retailer	1977

Roger G. Ferris (62) (2)(6)	Managing Director; Aon Risk Services Of Wisconsin (insurance brokerage operation)	2001

Thomas L. Herlache (62) (1)(2)(4)	President, Chief Executive Officer and Chairman of Baylake; President, CEO,	1977
Ex officio:(5)(6)	Chairman and Trust Officer of Baylake Bank

Paul Jay Sturm (53) (2)(4)(5)	Attorney with Omholt & Forsythe, SC. (attorney at law)	1998

(1)	Member of the Executive Committee, which reviews the financial, administrative and regulatory activities of Baylake and Baylake Bank. This committee is authorized by the Board of Directors to act on its behalf on any matter permitted by law. This committee generally meets on a regular basis throughout the year and held 14 meetings during 2004. Mr. Herlache serves as the Chairman of this Committee.

(2)	Member of the Director Loan Committee, which reviews certain loan transactions of Baylake Bank. This committee meets on a weekly basis and held 47 meetings during 2004. Mr. Braun serves as the Chairman of this Committee.

(3)	Member of the Audit, Legal & Compliance Committee, which reviews financial and legal matters of Baylake. This committee held 12 regular meetings and 6 special in 2004. Mr. Berg serves as the Chairman of this Committee. All members of the Committee are independent directors and have no relationship other than customary banking arrangements.

(4)	Member of the Personnel and Compensation Committee, which reviews the personnel policies and annual compensation levels of Baylake Bank. This committee held 3 meetings during 2004.

(5)	Member of the Asset Management Committee, which reviews the function and administration of the trust and financial services departments of Baylake Bank and Baylake’s non-bank subsidiaries. This committee meets on a monthly basis and held 12 meetings during 2004. Mr. Sturm serves as the Chairman of this Committee.

(6)	Member of the Corporate Governance Committee, which meets to improve corporate governance for the benefit of shareholders and other related parties. This committee is responsible for considering the materiality of information and determining disclosure obligations on a timely basis for financial reporting. This committee meets on a quarterly basis and held 4 meetings during 2004.

     The Board held 12 meetings during 2004. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of all committees on which such directors served during 2004. It is Baylake’s preference that its directors should attend the annual meeting of shareholders if possible, although there has not historically been any sanction for failure to attend. Although not required to do so, all of the Directors attended the annual meeting of shareholders.

Ownership of Baylake Common

     The table below sets forth information regarding the beneficial ownership of Baylake Common as of March 31, 2005 by (a) each director and nominee for director (including the named executive officers in the Summary Compensation Table below), (b) each of the named executive officers not listed as a director, (c) all executive officers and directors of Baylake and its subsidiaries as a group, and (d) all shareholders, including addresses, who are known to Baylake to beneficially own more than 5% of the outstanding shares of Baylake Common as of such date.

	Name (1)	Number of Shares		Percent
(a)	Thomas L. Herlache	135,356	(2)	1.76%
	Robert A. Agnew	6,438		*
	Dee Guerts-Bengtson	300		*
	Ronald D. Berg	13,422		*
	Richard A. Braun	99,000	(3)	1.29%
	John W. Bunda	2,470		*
	George Delveaux, Jr.	2,149		*
	Roger G. Ferris	6,986		*
	Joseph Morgan	14,580		*
	William C. Parsons	84,886		1.10%
	Paul Jay Sturm	20,000		*

(b)	Michael J. Gilson	78,021	(4)	1.01%
	Daniel M. Hanson	61,858	(5)	*
	Robert Swank	200	(6)	*
	Robert M. Zubella	77,596	(7)	1.01%

(c)	All executive officers and directors	946,241	(8)	12.35%
	as a group (23 persons)

(d)	Ellsworth L. Peterson	760,141		9.87%
	55 Utopia Circle
	Sturgeon Bay, WI 54235

	Oliver Ulvilden	401,676		5.22%
	P.O. Box 189
	Ephraim, WI 54211

*	Constitutes less than 1% of the outstanding shares

(1)	For all listed persons, the number includes shares held by, jointly with, or in trust for the benefit of, spouse and dependent children. Shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(2)	Includes beneficial ownership of 23,822 shares which may be acquired upon the exercise of stock options (of which 17,822 are in the money) exercisable currently or within 60 days of the date hereof.

(3)	Includes beneficial ownership of 7,000 shares which may be acquired upon the exercise of stock options (of which 7,000 are in the money) exercisable currently or within 60 days of the date hereof.

(4)	Includes beneficial ownership of 59,822 shares which may be acquired upon the exercise of stock options (of which 53,822 are in the money) exercisable currently or within 60 days of the date hereof.

(5)	Includes beneficial ownership of 59,822 shares which may be acquired upon the exercise of stock options (of which 53,822 are in the money) exercisable currently or within 60 days of the date hereof.

(6)	Includes beneficial ownership of 200 shares which may be acquired upon the exercise of stock options (of which 200 are in the money) exercisable currently or within 60 days of the date hereof.

(7)	Includes beneficial ownership of 59,822 shares which may be acquired upon the exercise of stock options (of which 53,822 are in the money) exercisable currently or within 60 days of the date hereof.

(8)	Includes beneficial ownership of 506,251 shares which may be acquired upon the exercise of stock options (of which 446,251 are in the money) exercisable currently or within 60 days of the date hereof.

Directors’ Fees and Benefits

     Directors of Baylake or Baylake Bank were paid $450 for each general board meeting attended, and $200 for each board meeting which is not attended. Members of the Director Loan committee are paid $400 for each committee meeting attended. Members of any of the remaining identified committees also received $250 for each committee meeting attended.

     Baylake also has deferred compensation agreements with certain of its directors, including John W. Bunda, George Delveaux, Jr., and William Parsons. Under these agreements, participating directors may elect to defer a portion of their annual directors’ fees until retirement, termination, death or disability, at which time the deferred amount, including any income or gains thereon, are payable in a lump sum or in annual installments. At death, all sums held in the account of a participating director are payable to designated beneficiaries. Although Baylake maintains policies of insurance to support payments under these agreements, participating directors have no interest in such policies or any benefits accruing under such policies.

     Although Baylake is not subject to Nasdaq Stock Market requirements, the Board reviews independence of its directors using Nasdaq criteria. The Board of Directors has determined that, except for Messrs. Herlache and Braun, all of the members of the Board are “independent directors” within the meaning of Nasdaq Rule 4200. Mr. Herlache is not considered independent because he is an executive officer of Baylake and Baylake Bank. Mr. Braun is not considered independent because he was an executive officer of Baylake.

Director Nominations

     The Baylake Board of Directors does not have a separate nominating committee, but chooses nominees as a full-board function because they are better able to make recommendations and evaluate proposed nominees from across the Bank’s entire geographic market. The process includes the participation of both management and the Board. In reviewing potential nominees to serve on the Board, the Board considers factors including industry knowledge, accounting or financial experience, market familiarity, business or management experience, customer-base experience, leadership, and/or strategic planning.

     Baylake’s Bylaws require that notice of shareholder nominations for directors must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Baylake not less than 14 days nor more than 70 days prior to the Annual Meeting in order to be considered. Each notice of nomination must contain the name and address, the principal occupation or employment, and number of shares of Baylake Common beneficially owned by each nominee and the class for which nominated. The Chairman of the Annual Meeting shall determine whether any nomination was not made in accordance with the Bylaws and, if so determined, he shall indicate such at the Annual Meeting and the defective nomination will be disregarded.

     If any shareholder wishes to suggest a potential nominee for consideration by the Board, that nominee’s name and related information should be sent to the Board in care of Corporate Secretary, Baylake Corp, PO Box 9, Sturgeon Bay, Wisconsin 54235. While the Board does not have any formal procedures for consideration of such suggestions (or any other suggestions), it would intend to consider any such informal suggestions made by shareholders as part of the nomination process along with any other suggestions received as part of the normal nomination process.

Communications with Board of Directors

Although Baylake has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process in which any communication sent to the Board in care of the Chief Executive Officer or the Corporate Secretary is forwarded to the Board, has served the Boards and its shareholders’ needs. The Corporate Governance Committee considers whether changes to this procedure are appropriate. However, unless and until a new means of communication is promulgated, communications to the Board should be sent in care of the Chief Executive Officer or the Corporate Secretary. Those officers will pass along all such communications (except for complaints of a personal nature that are not relevant to Baylake or Baylake Bank as a whole.

Executive Officers who are Not Directors

     Set forth below is information with respect to the principal occupations during the last five years for the executive officers of Baylake and Baylake Bank who do not serve as directors of Baylake. All executive officers are elected annually by the Board of Directors and serve until their successors are elected and qualified. As of the date hereof, no executive officer set forth below is related to any director or other executive officer of Baylake or Baylake Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of Baylake and any other person pursuant to which such person was elected an executive officer.

     Susan F. Anschutz. Age 41. Ms. Anschutz currently serves as Senior Vice President of Marketing of Baylake Bank and has held that position since 1996. Ms. Anschutz joined Baylake Bank in 1992.

     Marcia M. Cryderman. Age 52. Ms. Cryderman currently serves as Executive Vice President – Wealth Services/Bank-wide Marketing/Sales and has held that position since 2001. Ms. Cryderman joined Baylake Bank in 1995.

     Michael J. Gilson. Age 57. Mr. Gilson currently serves as Executive Vice President – Business Services/Lending Division of Baylake Bank and has held that position since 1985. Mr. Gilson joined Baylake Bank in 1971.

     Sharon A. Haines. Age 57. Ms. Haines currently serves as Senior Vice President of Human Resources of Baylake Bank and has held that position since 1998. Ms. Haines joined Baylake Bank in 1989.

     Daniel M. Hanson. Age 48. Mr. Hanson currently serves as Executive Vice President – Operations Division and has held that position since 1991. Mr. Hanson joined Baylake Bank in 1980.

     John A. Hauser. Age 46. Mr. Hauser currently serves as Executive Vice President - Administration and Chief Investment Officer of Baylake Bank and has held those positions since 1992. Mr. Hauser joined Baylake Bank in 1984.

     Steven D. Jennerjohn. Age 51. Mr. Jennerjohn currently serves as Treasurer and Chief Financial Officer of Baylake and Senior Vice President — Accounting Division of Baylake Bank and has held those positions since 1992. Mr. Jennerjohn joined Baylake Bank in 1977.

     Daniel F. Maggle. Age 50. Mr. Maggle currently serves as Secretary of Baylake and Senior Vice President – Risk Management of Baylake Bank and has held those positions since 1992. Mr. Maggle joined Baylake Bank in 1972.

     Jeffrey D. Miller. Age 50. Mr. Miller currently serves as Senior Vice President, Commercial Loans of Baylake Bank and was appointed to that position in 2005. Mr. Miller joined Baylake Bank in 1976.

     Robert W. Swank. Age 49. Mr. Swank currently serves as Senior Vice President – Trust and Asset Management Division of Baylake Bank and has held that position since 2003. Mr. Swank joined Baylake Bank in 2003. He has held executive trust management positions for the past 5 years prior to this statement.

     Paul C. Wickmann. Age 53. Mr. Wickmann currently serves as Vice President of Baylake and Senior Vice President – Baylake Investments Division of Baylake Bank and has held those positions since 1981. Mr. Wickmann joined Baylake Bank in 1973.

     Robert M. Zubella. Age 52. Mr. Zubella currently serves as Vice President of Baylake and Executive Vice President – Deposit Services/Delivery Systems Division of Baylake Bank and has held those positions since 1992. Mr. Zubella joined Baylake Bank in 1986.

Code of Ethics

Baylake Bank has a formal code of ethics which applies to its senior officers. You may review a copy of the Code of Ethics by requesting a copy from Stephen A. Kase, General Counsel, Baylake Corp., 217 N. Fourth Avenue, P.O. Box 9, Sturgeon Bay, WI 54235. The Bank subsidiary has adopted a formal code of ethics that applies to all employees. A copy of the Baylake Bank Code of Ethics is available at the Bank’s website at www.baylake.com. Changes to the Code of Ethics and any waivers from the Code of Ethics that may be granted to any director or executive officer will also be posted at that website.

Executive Compensation

     Compensation Summary. The following table summarizes certain information for each of the last three years concerning all compensation awarded or paid to or earned by the Chief Executive Officer and the four other most highly compensated officers of Baylake Bank whose salary and bonus exceeded $100,000 during 2004. The table excludes one executive officer whose compensation would have been in the top five in 2004 as a result of unusual (commission) payments; however, because management believes that these payments are not typical or representative of future compensation going forward, it has chosen to exclude such unusual compensation payment so that the information presented would better present the ongoing compensation of executive officers.

Summary Compensation Table

					Long-term Compensation Awards
		Annual Compensation(5)				All other
Name and Principal		Salary		Bonus	Options	Compensation
Position	Year	($)(1)		($)(2)	(#)(3)	($)(6)
Thomas L. Herlache	2004	342,501	(4)	120,000	2,000	86,107	(7)
President and Chief	2003	332,887	(4)	87,500	3,240	78,251
Executive Officer	2002	331,015	(4)	100,000	2,944	81,021

Michael J. Gilson	2004	140,000		16,450	2,000	15,430	(8)
Executive Vice President	2003	125,000		7,500	3,240	14,045
Business Services	2002	119,480		14,848	2,944	12,761
Lending

Daniel M. Hanson	2004	130,000		22,100	2,000	14,112	(9)
Executive Vice President	2003	113,000		11,865	3,240	12,812
Operations Division	2002	108,150		20,395	2,944	11,279

Robert W. Swank	2004	128,000		15,050	1,000	13,400	(10)
Senior Vice President	2003	90,038		7,500	—	360
Trust/Asset Mgmt Division

Robert M. Zubella	2004	130,000		12,675	2,000	13,997	(11)
Executive Vice President	2003	113,000		7,345	3,240	12,092
Deposit Services	2002	108,150		12,884	2,944	11,525
Delivery Systems

(1)	The salary amount set forth include base salaries, directors’ fees and employee contributions made to the account of the named executive officer pursuant to the Baylake Bank’s 401(k) Plan.

(2)	Consists of bonuses earned during the years indicated pursuant to Baylake Bank’s Pay-for-Performance Program and prior bonus plans, which amounts were paid as soon as practicable in the following year. See “Personnel and Compensation Committee Report on Management Compensation — Year-end Bonuses” below for more detailed information.

(3)	Consists of awards made under Baylake’s 1993 Stock Option Plan. Going forward, the Board of Directors has suspended the Plan for the granting of options.

(4)	Includes annual compensation deferred at Mr. Herlache’s election pursuant to the Thomas L. Herlache Deferred Compensation Plan, under which Mr. Herlache may defer a portion of his annual compensation in an amount equal to the greater of $20,500 or 15.6% of his base salary. Amounts deferred are held in a rabbi trust for the benefit of Mr. Herlache.

(5)	Although the named individuals received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits is not shown because they did not, in the aggregate, exceed 10% of the individual’s salary and bonus in any year.

(6)	Consists of employer matching and other contributions made to the account of the named executive officer under Baylake Bank’s 401(k) Plan and group term life insurance premiums.

(7)	Includes payment on Deferred Compensation Agreement of $56,428, 401(k) contribution of $26,115 and life insurance premiums of $3,564.

(8)	Includes payment on 401(k) contribution of $13,539 and life insurance premiums of $1,891.

(9)	Includes payment on 401(k) contribution of $13,010, commission income of $497 and life insurance premiums of $605.

(10)	Includes payment on 401(k) contribution of $12,800 and life insurance premiums of $600.

(11)	Includes payment on 401(k) contribution of $13,000 and life insurance premiums of $997.

     Mr. Herlache has a Preferred Compensation Agreement with Baylake Bank under which Mr. Herlache is entitled to receive a minimum cash benefit of $20,000 per year (payable in monthly installments) upon his death, disability or retirement at age 65. Such payment will be made for a period of ten years. If Mr. Herlache decides to retire before age 65, he will be entitled to reduced annual benefits (with the reduction equal to 6.5% multiplied by the difference between his age at early retirement and age 65). Mr. Herlache also has an “Executive Employee Salary Continuation Agreement” with Baylake Bank under which Mr. Herlache is entitled to receive a maximum cash benefit of $67,500 per year (payable in monthly installments) upon his death, disability, or retirement at age 65. Such payment will be made for a period of at least fifteen years.

     Stock Options. The following tables set forth certain information concerning grants of options to purchase Baylake Common made to the named executive officers during 2004 and the number and value of options outstanding at the end of 2004 for the named executive officers. As indicated above, the Board has suspended the Plan and has not made further grants under the Baylake 1993 Stock Option Plan.

Options/SAR Grants in Last Fiscal Year

Individual Grants (1)

						Potential Realizable
		Percent of				Value at Assumed
		Total Options/				Annual Rates of Stock
	Options/	SARs Granted	Exercise	Market Price		Price Appreciation
	SARs	to Employees	or Base	at Date	Expiration	for Option Term (2)
Name	Granted(#)	in Fiscal Year	Price($/sh)	of Grant	Date	5%($)	10%($)
Thomas L. Herlache	2,000	8.00%	$14.15	$14.15	1/6/2014	17,798	45,103
Michael J. Gilson	2,000	8.00%	$14.15	$14.15	1/6/2014	17,798	45,103
Daniel H. Hanson	2,000	8.00%	$14.15	$14.15	1/6/2014	17,798	45,103
Robert W. Swank	1,000	4.00%	$14.15	$14.15	1/6/2014	8.899	22,551
Robert M. Zubella	2,000	8.00%	$14.15	$14.15	1/6/2014	17,798	45,103

(1)	Consists of non-qualified stock options granted pursuant to Baylake’s 1993 Stock Option Plan. All options have exercise prices equal to 100% of Baylake Common fair market value on the date of grant. The options granted to date become exercisable 20% per year, commencing one year from date of grant.

(2)	Pre-tax gain. The dollar amounts under these columns result from calculations at the 5% and 10% rates set by the Securities and Exchange Commission in the proxy disclosure rules and, therefore, are not intended to forecast possible future appreciation, if any, in Baylake’s stock price. The per share price of Baylake Common would be $23.05 and $36.70 if the increase was 5% and 10%, respectively, compounded annually over the option term.

Aggregated Option/SAR Exercises in Last Fiscal Year
And Fiscal Year-End Option/SAR Values (1)

			Number of Securities Underlying
			Unexercised		Value of Unexercised
			Options/SARs at Fiscal		In-the-Money Options/SARs
	Shares Acquired on	Value	Year-End (#)		At Fiscal Year-End ($)(3)
Name	Exercise (#)	Realized ($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas L. Herlache	—	—	17,822	5,312	$48,290	$20,466

Michael J. Gilson	12,000	$38,625	51,595	7,539	$338,498	$28,818

Daniel M. Hanson	7,000	$28,000	51,595	7,539	$338,498	$28,818

Robert W. Swank	—	—	—	1,000	—	$3,350

Robert M. Zubella	12,000	$39,940	51,595	7,539	$338,498	$28,818

(1)	Consists entirely of non-qualified stock options; no SARs have been granted or exercised.

(2)	Pre-tax gain. Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

(3)	Pre-tax gain. Calculated assuming market price of Baylake Common at fiscal year-end of $17.50 per share.

Personnel and Compensation Committee Report on Management Compensation

     The Board of Directors determines the compensation of Baylake Bank’s executive officers, based on the recommendations of the Personnel and Compensation Committee (the “Committee”). However, with respect to the compensation of Thomas L. Herlache, Baylake Bank’s President and Chief Executive Officer, the Board of Directors determines his compensation based upon various factors, including: (i) the financial performance of Baylake Bank; (ii) his length of service and an evaluation of his overall job performance; (iii) the compensation levels of executive officers in similar positions with similar companies; and (iv) other information and subjective factors which the Committee deems appropriate. The Committee subjectively analyzes these factors, and certain factors may weigh more heavily than others. Directors and Committee members who are also executive officers of Baylake Bank except for Sharon Haines, Senior Vice President of Human Resources and Richard A. Braun, Vice-Chairman of Baylake and formerly Executive Vice President of Baylake, do not participate in discussions concerning his compensation. The Board of Directors unanimously adopted the recommendations of the Committee without modifications.

     The Committee is comprised of six persons, including four outside directors, Thomas L. Herlache, and Sharon Haines, Director of Human Resources. Ms. Haines is substantially responsible for initially formulating the recommended compensation levels of the salaried employees and executive officers. The other Board Members considering Mr. Herlache’s compensation are Messrs. Braun, Morgan, Parsons and Sturm. The Committee generally meets at least two times during the year to consider compensation levels and make recommendations to the Board. It works with the Human Resources Department which gathers and provides useful information for the Committee’s review.

     The general philosophy of the Committee is to offer employees fair and competitive compensation, based on the employee’s individual contribution, experience and performance and on Baylake Bank’s overall growth and performance. Baylake Bank’s executive compensation policies are intended to attract and retain competent management with a balance of short- and long-term considerations and to provide incentives to individuals based upon the Bank’s growth and earnings and the attainment of certain goals. The Board of Directors believes that this policy is critical to the long-term success and competitiveness of Baylake.

     In making its executive compensation recommendations for 2004, the Committee considered various factors, including the following: (i) the financial performance of Baylake Bank as a whole on both a short-term and long-term basis (including net income, an increase in deposits and loans, return on average shareholder equity, and return on average assets); (ii) with respect to each individual executive officer, the financial performance of that area of Baylake Bank, if any, for which such executive is responsible, including whether or not that area of the Bank achieved its goals for 2003; (iii) the length of service of the executive and an evaluation of the executive’s overall job performance; (iv) the compensation levels of executive officers in similar positions with similar companies; and (v) other information (such as cost of living increases) and subjective factors which the Committee deems appropriate for a particular executive. The Committee subjectively analyzes these factors, and certain factors may weigh more heavily than others with regard to any individual executive officer.

     The main components of Baylake Bank’s executive compensation program consist of base salary, a year-end bonus, and stock options, in addition to standard medical, life and disability benefits and a 401(k) profit sharing plan made available to all employees.

     Base Salary. The principal component of executive compensation is base salary. The Committee believes that base salary is most important in retaining highly qualified officers. Accordingly, it reviews compensation surveys and comparisons collected by the Human Resources Department and seeks to recommend salaries at levels above those applicable to other financial institutions and businesses similarly situated on the basis of type, size and community, although the Committee and Human Resources Department do not perform any mathematical calculations or statistical analyses to arrive at any percentile comparison. Salary surveys include both informal surveys conducted by the Human Resources Department with the cooperation of nearby community financial institutions and businesses, and formal financial surveys conducted by independent banking consultants and banking associations.

     In recommending base salary levels for 2004, the Committee (and the Board, as to the salary of Mr. Herlache) considered such factors as growth in net income and earnings per share and return on average assets and average stockholders’ equity. With respect to Mr. Herlache’s salary in particular, the Board took into account the sustained top performance of Baylake under his leadership as well as Baylake’s most recent annual performance. In view of these considerations, the Board and Committee determined that a salary increase for the executive officers ranging from 2.4% to 25.0% including a salary increase for Mr. Herlache of 3.0% would be appropriate. The highest percentage increases related to persons whose duties and responsibilities significantly increased in 2004.

     Year-End Bonuses. The Board of Directors, in conjunction with the Committee, implemented a year-end bonus program, called the “Pay-for-Performance Program,” which commenced in 1993. The Pay-for-Performance Program offers incentives to eligible employees, except for Mr. Herlache and other executive officers, to earn bonuses directly dependent on the Bank’s performance in numerous select areas and in various divisions. The bonus plans reflect the philosophy of the Board that a significant portion of executive compensation should be related to the financial performance of the Bank.

     After determining the bonus pool, a calculation is made as to the size of the bonus pool set forth as a percentage of total salary expense, and each employee is eligible to receive a bonus equal to such percentage multiplied by their base salary. Based on actual results for the bank’s return on earnings (ROE) compared with its peer group for 2004, a bonus pool was established. Employees and executive officers of Baylake Bank received bonuses of 2.44%. In addition, executive officers of Baylake Bank received additional bonuses from 3.0% to 11.6% dependent on certain performance goals being achieved in his/her area of control, including growth, asset quality performance, return on equity and other sales related goals.

     As noted above, Mr. Herlache is not part of the “pay-for-performance” program; rather, his bonus is determined separately by the Board of Directors. As part of Mr. Herlache’s compensation, a $120,000 bonus was paid relating to 2004, or 36.9% of base salary, compared to $87,500, or 30.0% of base salary, for 2003 (See “Summary Compensation Table”). The Board determined Mr. Herlache’s bonus based upon performance on several levels including but not limited to return on equity, balance sheet growth goals and asset quality improvement.

     Stock Options. In 1993, the Board of Directors and the shareholders approved Baylake’s 1993 Stock Option Plan (the “Option Plan”). The Option Plan was established to provide a long-term incentive to the Bank’s executive officers and other key employees, to increase the overall value of Baylake in future years and further motivate management by granting them options to purchase shares of Baylake Common and thus offering them a greater stake in Baylake’s future. The Option Plan also enables compensation without cash payments. As noted above, the Board has suspended the Plan and has not granted any options to date in 2005.

     A total of 1,200,000 shares of Baylake Common have been reserved for issuance upon exercise of options granted and to be granted under the Option Plan. Options for 25,000 shares were granted in 2004. To date, options to purchase up to 983,619 in aggregate have been granted to a total of thirteen executive officers of the Bank. All options granted will have an exercise price equal to the market value of the Baylake Common at the date of grant. Option grants have been and will be made at or near the current market value so that any value is dependent upon an increase in the market value of the Baylake Common. The options vest over five years (20% per year), commencing one year after date of grants, and expire after 10 years if not exercised.

     The total number of options earned by Baylake Bank’s executive officers in 2004 was generally based on the Bank’s continued performance in 2004 as compared to 2003, and the number of options granted on an individual basis took into account the executive officer’s relative cash compensation, experience, responsibilities and attribution to the Bank’s past and future performance. In 2004, Mr. Herlache was granted options to purchase 2,000 shares of Baylake Common, while other divisional vice presidents were granted options to purchase 2,000 shares, except that Robert Swank was granted options to purchase 1,000 shares.

     The Board of Directors does not believe it is likely that any individual’s compensation will exceed $1.0 million in any year, except as a result of the exercise of stock options. Because Baylake intends such stock option-related income to qualify for an exemption from its provisions, the Board does not believe that Internal Revenue Code Section 162(m), which limits deductions for executive compensation in excess of $1 million, is likely to be triggered by Baylake’s compensation levels.

Submitted by the Personnel and Compensation Committee:

Richard A. Braun
Sharon Haines (non-director)
Thomas L. Herlache
Joseph Morgan
William C. Parsons
Paul Jay Sturm

Other directors who participated in the consideration and determination of Mr. Herlache’s compensation: Robert W. Agnew, Ronald D. Berg, John W. Bunda, George Delveaux, Jr., Dee Geurts-Bengston and Roger G. Ferris.

Supplemental Executive Retirement Plan

     On March 1, 2005, Baylake Bank adopted the Baylake Bank Supplemental Executive Retirement Plan (the “Plan”). The Plan is intended to reward certain management and highly compensated employees of the Bank who have contributed, and are expected to continue to contribute, to the Bank’s success by providing for deferred compensation in addition to that available under the Bank’s other retirement programs. Participants in the Plan are to be chosen by the Bank’s Executive Committee, and initially include all of the executive officers of Baylake Corp.

     Under the Plan, the Bank may make discretionary annual contributions to participants’ accounts, and the participants have the opportunity to make additional contributions for their benefit and may elect to defer payment of certain bonus amounts. Participants have the right to make certain elections relating to the funds in their accounts. The Plan is deemed an “unfunded” plan for ERISA purposes.

     The Bank is not required to make any contributions to the Plan. However, the Bank’s current intention is that the retirement income from the Plan, when combined with the Bank’s other retirement plans, provide an annual benefit approximating 60% of a participant’s compensation prior to retirement. The Bank’s initial contribution to the Plan has been calculated in a manner consistent with this objective. While the Bank’s Executive Committee expects to make future contributions following this same procedure, no contributions are mandated by the Plan and actual future contributions may be higher or lower, at the Executive Committee’s discretion. Additionally, there is no assurance under the Plan of any particular level of post-retirement compensation to a participant.

     The Bank’s initial contributions have been invested in variable life insurance policies. The initial 2005 contributions for executive officers of Baylake Corp. who are listed in the cash compensation table are: Thomas Herlache — $167,158; Michael Gilson — $71,372; Daniel Hanson - $11,064; Robert Swank — $27,169; and Robert Zubella — $31,396.

     Benefits are generally payable under the Plan upon retirement, subject to earlier payment under specified circumstances. A participant is always vested in his or her voluntary deferrals; Bank contributions vest after ten years of service and attaining age 55, with early vesting in the case of death, disability or a change in control. Accounts are payable in a lump sum or in installments.

Compensation Committee Interlocks and Insider Participation

     As indicated above, Thomas L. Herlache, President and Chief Executive Officer of Baylake and Baylake Bank, Richard A. Braun, Vice Chairman of Baylake and Sharon Haines, Director of Human Resources, serve as members of the Personnel and Compensation Committee. However, Mr. Herlache does not participate in Board decisions affecting Mr. Herlache’s compensation. During 2004, no executive officer of Baylake (a) served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel and Compensation Committee of Baylake, (b) served as a director of another entity, one of whose executive officers served on the Personnel and Compensation Committee of Baylake, or

(c) was a member of the compensation committee of another entity, one of whose executive officers served as a Director of Baylake. Joseph Morgan, William C. Parsons and Paul J. Sturm are the other members of the Compensation Committee.

Certain Transactions with Management

     Baylake Bank has, and expects to continue to have, regular dealings with officers and directors of Baylake as well as their associates. Since January 1, 2004, several such persons have been indebted to Baylake Bank for loans made in the ordinary course of business. Loans to all such persons remain on substantially the same terms, including interest rates and collateral, on those prevailing at the time for comparable transactions with unaffiliated persons, are current with respect to payments, and do not involve more than the normal risk of collectability or present other unfavorable features.

Compliance with Section 16(a) of the Exchange Act

     Under Section 16(a) of the Exchange Act, Baylake’s directors and executive officers, and any persons holding more than 10% of the outstanding Baylake Common, are required to report their initial ownership of the Baylake Common and any subsequent changes to such ownership to the Securities and Exchange Commission and to furnish Baylake with copies of all such reports they file. Baylake knows of no person who owns 10% or more of the Baylake Common.

     Specific due dates for these reports have been established, and Baylake is required to disclose in this Proxy Statement any failure to file such reports by these dates during 2004. Based solely on review of the copies of these reports furnished to Baylake and written representations that no other reports were required to be filed, Baylake believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2004 were met in a timely manner by its directors and officers.

Performance Graph

     The following graph shows the cumulative stockholder return on the Baylake Common over the last five fiscal years compared to the returns of Standard & Poors 500 Stock Index and the Nasdaq Bank Index, prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago.

	Baylake	NASDAQ Bank Index	S&P 500 Stock Index
1999	100.00	100.00	100.00
2000	74.53	117.20	91.00
2001	55.93	131.90	80.20
2002	57.59	141.10	62.60
2003	63.62	187.10	80.30
2004	79.00	212.20	88.90

(1)	Assumes $100 invested on December 31, 1999 in each of Baylake Corp. common stock, the Standard & Poors 500 Stock Index and the Nasdaq Bank Index. Dividends are assumed to be reinvested.

Audit, Legal, and Compliance Committee Report on Audit Activities

     The Board of Directors evaluates the requirements for audit activities by independent auditors on a regular basis. The Audit, Legal & Compliance Committee, which reviews Baylake’s financial reporting process on behalf of the Board of Directors, consists solely of qualified independent directors as described under NASDAQ Rule 4200. Under SEC rules, the Board is required to review the qualifications of the members of the Committee to determine if any members are “audit committee financial experts”. The Board of Directors named William Parsons as an “audit committee financial expert” on November 16, 2004. The Committee’s functions and responsibilities are described in a written policy statement and formal charter. The Board of Directors has adopted a written Audit Committee Charter, effective November 18, 2003 and the comprehensive responsibilities of the Committee are set forth in the Audit Committee Charter, appended as Exhibit A to the 2004 Annual Meeting Proxy Statement. In addition, it has reported its activities and findings under the Report of the Audit & Legal Committee dated March 15, 2005.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In this context, and in accordance with its Charter, the Audit, Legal and Compliance Committee has reviewed and discussed Baylake’s audited financial statements for fiscal 2004 with management of Baylake. During these discussions, management represented to the Audit & Legal Committee that Baylake’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Audit & Legal Committee has discussed with Crowe Chizek and Company LLC, Baylake’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also has received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Crowe Chizek and Company LLC its independence from Baylake and its management. The Audit & Legal Committee has, on a continuing basis, considered the possibility of a conflict of interest arising as a result of Crowe Chizek and Company LLC performing independent audit services and other non-audit services. The Board is satisfied that the audit services have been provided in compliance with adequate standards for independence.

     Based on its review and discussions with management and the auditors, the Audit, Legal and Compliance Committee has recommended to the Board of Directors, and the Board of Directors subsequently approved the recommendation, that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission, a copy of which report is attached to this Proxy Statement.

Submitted by the Audit, Legal and Compliance Committee:

     Ronald D. Berg (Chairman)
     Robert W. Agnew
     John W. Bunda
     William C. Parsons

Change in Baylake’s Independent Public Accountant

     On July 1, 2004, with the consent of Baylake, Smith & Gesteland, LLP resigned as Baylake’s independent public accountants. Baylake appointed Crowe Chizek and Company LLC as its new independent accountants, effective upon S&G’s resignation. The decision to accept the resignation of Smith & Gesteland and to retain Crowe Chizek was made by Baylake’s Audit Committee. Smith & Gesteland’s reports on Baylake’s consolidated financial statements as of and for the fiscal years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During Baylake’s two most recent fiscal years ended December 31, 2002 and 2003, and the subsequent interim period through July 1, 2004, there were no reportable events and no disagreements between Baylake and Smith & Gesteland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to Smith & Gesteland’s satisfaction, would have caused Smith & Gesteland to make reference to the subject matter of the disagreement in connection with its reports.

     During Baylake’s two most recent fiscal years ended December 31, 2002 and 2003, and the subsequent interim period through July 1, 2004, neither Baylake nor anyone acting on its behalf consulted with Crowe Chizek regarding any of the matter or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees of Independent Public Accountants

     For services rendered in 2004 by Crowe Chizek and Company LLC, Baylake’s independent auditors, the following fees were incurred for audit of Baylake’s annual consolidated financial statements for the year ended December 31, 2004 and fees billed for other services, compared with fees previously paid to Smith & Gesteland, LLP for services provided in 2003:

	Fiscal 2004	Fiscal 2003
Audit fees (1)	$229,079	$53,407
Audit-related fees (2)	51,316	10,997
Tax fees (3)	26,650	35,239
All other fees (4)	36,174	2,382

Total fees	$343,219	$102,025

(1)	The Audit fees consist of fees billed for professional services rendered for the audit of Baylake’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Crowe Chizek and Company, LLC in connection with statutory and regulatory filings or engagements.

(2)	The Audit-related fees in 2004 consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Baylake’s consolidated financial statements and are not reported under “Audit fees”. For fees paid in 2003, the category included fees related to employee benefit plan and pooled fund audits.

(3)	Tax fees consist of fees for professional services rendered for federal and state tax compliance, tax advice, and tax planning.

(4)	All other fees consist of fees for services other than the services reported above. In fiscal 2004, this category included fees for advisory services related to accounting for Sarbanes Oxley regulatory compliance and information software concerning information technology testing and internal controls. These fees in 2004 were incurred prior to the engagement of Crowe Chizek and Company LLC as Baylake’s independent auditors.

The Committee approves all engagement of independent auditors in advance, including approval of related fees and an annual budget for projects and fees. Items that are not covered under the budget or fees that exceed the budget are approved by the Committee. Prior authorization was granted by the Committee in each case before any services were performed in 2004.

Other Matters

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be presented, the persons named as proxies will vote the shares represented by the proxy on such matter in accordance with their best judgment pursuant to discretionary authority granted in the proxy. If any matter not proper for action at the Annual Meeting should be presented, the named proxies will vote against consideration thereof or action thereon. The Committee’s bylaws do not permit consideration at a shareholders’ meeting of a nominee or proposal by a shareholder which has not been provided to the Board of Directors in advance.

Submission of Shareholder Proposals

     Proposals intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be in writing and must be received by the Secretary of the Company at 217 N. Fourth Avenue, Sturgeon Bay, WI 54235 not later than January 2, 2006. To be considered for inclusion in the Company’s proxy statement and proxy card for an annual meeting, the shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the Securities and Exchange Commission for shareholder proposals.

     In addition, Baylake’s bylaws provide that any proposal for action or nomination to the Board of Directors which is proposed by persons other than the Board of Directors must be received by the Board in writing together with specified accompanying information at least 14 days, but not more than 70 days, prior to an annual meeting in order to be considered at the meeting. The 2006 annual meeting is tentatively scheduled for June 5, 2006 and any notice of intent to consider other questions and/or nominees and related information must be received between March 27, 2006 and May 22, 2006. The purpose of this bylaw is to assure adequate notice of and information regarding any such matter as to which shareholder action may be sought. No notices have been received to date relating to the 2005 annual meeting.

Other Information

     Consolidated financial statements of Baylake and its subsidiaries are included in the Annual Report to Shareholders for the year ended December 31, 2004. Additional copies of the Annual Report to Shareholders and Baylake’s Annual Report on Form 10-K (without exhibits) as filed with the Securities and Exchange Commission, which accompanies this Proxy Statement, may be obtained, without charge, upon written request to Steven Jennerjohn, Chief Financial Officer, Baylake Corp., 217 N. Fourth Avenue, P.O. Box 9, Sturgeon Bay, WI 54235.

By Order of the Board of Directors

Daniel F. Maggle
Secretary

BAYLAKE CORP.
AUDIT, LEGAL & COMPLIANCE COMMITTEE CHARTER

Adopted by Resolution of the Board of Directors
November 18, 2003

General

There shall be a committee of the Board of Directors of Baylake Bank (the “Company”) to be known as the Audit, Legal & Compliance Committee (the “Committee”).

The role of the Committee is to provide assistance to the Company’s Board of Directors in fulfilling its responsibilities to the Company’s shareholders and the investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Committee will provide such assistance by overseeing:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence,

•	the performance of the company’s internal audit function and independent auditor, and

•	the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities and the Company shall provide appropriate funding, as determined by the Committee, for compensation to such outside advisers that the Committee chooses to engage.

Composition and Organization

The Committee shall consist of three or more directors as determined by the Board of Directors, each of whom shall be independent of the management of the Company, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Committee are to be elected by the Board of Directors and shall serve until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board of Directors, the members of the Committee may designate a Chairman by majority vote of the full Committee membership. A Vice Chairman shall also be appointed to act in the absence of the Chairman.

In determining whether any director is independent, the Board of Directors shall take into consideration the requirements of the principal exchange or system on which any class of the Company’s stock is traded. By way of example, and not limitation, Directors who are affiliates of the Company, or officers or employees of the Company and/or any of its subsidiaries, will not be considered independent.

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations, reflecting other comparable experience or background, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities which results in the member’s financial sophistication. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC.

Meetings

The Committee shall hold regular meetings as may be necessary, generally on a monthly basis, and special meetings as may be called by the Chairman of the Committee. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its Chairman should meet, either in person or via conference call, with the independent auditors and management on a quarterly basis to review the Company’s financial statements.

Relationship with Internal and Independent Auditors

The Company’s internal auditors and independent auditors are to be ultimately accountable to the Board of Directors and the Committee through regular reporting to and review by the Committee and the Board. The Committee and the Board shall be directly responsible for the performance of the independent auditors, including the authority and responsibility to select, evaluate and, where appropriate, replace the internal auditors or independent auditors (or nominate the independent auditors to be proposed for shareholder approval in any proxy statement.)

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Document/Reports/Information Review

°	Review the Company’s annual financial statement and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the independent auditors.

°	Review with financial management and the independent auditors the Company’s filings with the Securities and Exchange Commission on Forms 10-K and 10-Q prior to their filing or prior to the release of earnings to the public, including management certifications as required by the Sarbanes-Oxley Act of 2002. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

Internal Auditors

°	Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response. The internal auditors shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the auditors in the event that they arise.

°	Review with the Company’s internal auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

°	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit schedule for the coming year, and the coordination of such schedule with independent auditors.

Independent Auditors

°	Review and recommend to the Board of Directors the selection and compensation of the independent auditors to audit the consolidated financial statements of the Company, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors. Consider whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence.

°	On an annual basis, obtain from the independent auditors, and review and discuss with the independent auditors, a formal written statement delineating all relationships the auditors have with the Company, consistent with the Sarbanes-Oxley Act, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

°	Periodically consult with the independent auditors out of the presence of management and review the independent auditor’s attestation and report on management’s internal control report, the completeness and accuracy of the Company’s financial statements, and the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

°	Review and preapprove both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002).

Financial Reporting Processes and Accounting Policies

°	In consultation with the independent auditors, review the integrity of the organization’s financial reporting processes, both internal and external. Meet with representatives of the Corporate Governance committee on a periodic basis to discuss any matters of concern arising from the Committee’s quarterly process to assist the CEO and CFO in their Sarbanes-Oxley Act of 2002 Section 302 certifications.

°	Establish regular and separate reporting to the Committee by management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

°	Review analyses prepared by management and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

°	Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

°	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing.

Ethical and Legal Compliance

°	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

°	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Company Board’s of Directors deems necessary or appropriate.

°	Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

°	Review and update periodically a Code of Ethical Conduct and ensure that the code is in compliance with all applicable rules and regulations. Review management’s monitoring of compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy ethical and legal requirements.

BAYLAKE CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JUNE 6, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Thomas L. Herlache and/or William C. Parsons as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of common stock of Baylake Corp. held of record by the undersigned on March 31, 2005 at the Annual Meeting of Shareholders to be held on June 6, 2005, or any adjournment thereof.

PROPOSAL 1: ELECTION OF DIRECTORS - Nominees for Class II of the Board of Directors :

Robert W. Agnew	George Delveaux, Jr.	Dee Geurts-Bengtson	Joseph Morgan

Instruction: To withhold authority to vote for any individual nominee, strike a line through the name of the nominee in the list stated above.

Vote for all nominees named above	________
Withhold vote for all nominees named above	________
Vote for all nominees named, except those crossed out	________

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES NAMED IN PROPOSAL NUMBER ONE.

Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated: ____________________, 2005.

Signature	Signature, if jointly held

PLEASE MARK YOUR SELECTION FOR THE ELECTION OF DIRECTORS. THEN SIGN AND DATE THIS FORM. PLEASE RETURN THIS PROXY FORM PROMPTLY, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE.